Exhibit 99.1

PATHMARK STORES, INC.

200 MILIK STREET

CARTERET, NEW JERSEY 07008

FOR IMMEDIATE RELEASE	CONTACT: HARVEY M. GUTMAN 732-499-4327

PATHMARK ANNOUNCES THIRD QUARTER FISCAL 2006 RESULTS

NET LOSS IMPROVES TO $5.8 MILLION FROM $18.3 MILLION

ADJUSTED EBITDA INCREASES TO $30.3 MILLION FROM $19.0 MILLION

Carteret, New Jersey, December 7, 2006 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported unaudited results for its third quarter ended October 28, 2006.

Sales for the third quarter of fiscal 2006 were $978.1 million, a decrease of 0.3% from $980.5 million in the prior year’s third quarter. Same-store sales were flat in the quarter. The Company reported a net loss of $5.8 million, or $0.11 per diluted share, in the third quarter of fiscal 2006, compared to a net loss of $18.3 million, or $0.36 per diluted share, in the prior year’s third quarter. The reduction in the net loss was primarily due to an increase in Adjusted EBITDA. Adjusted EBITDA was $30.3 million in the third quarter of fiscal 2006 compared to $19.0 million in the prior year’s third quarter. The increase in Adjusted EBITDA of $11.3 million was primarily due to higher gross profit of $14.1 million with improvement in virtually all departments, partially offset by higher costs of $2.8 million primarily for self-insured workers’ compensation and general liability claims. Adjusted EBITDA is reconciled to the net loss in Table C.

John Standley, Chief Executive Officer, said, “I am pleased with the progress we made this quarter. Gross margins improved from the prior year in large part because of the merchandising initiatives that we have been working on for the past year as well as lower shrink expense. Additionally, our expense reduction initiatives and the outstanding work of our store teams allowed us to better control expenses.”

Capital expenditures during the first nine months of fiscal 2006 were $59.8 million. Capital expenditures for fiscal 2006 are expected to be approximately $70 million. The Company completed 13 store renovations during the first nine months of fiscal 2006 and expects to complete one store renovation during the fourth quarter.

Pathmark will conduct a conference call at 2:00 p.m. Eastern Standard Time (EST) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days after the completion of the call at 1-877-519-4471, Pass Code 8074897. This press release and other financial and statistical information to be presented on the conference call will be accessible on the web by going to www.pathmark.com, ‘Investor Relations’, then clicking on ‘Press Releases’.

Pathmark Stores, Inc. is a leading regional supermarket chain currently operating 141 supermarkets primarily in the New York – New Jersey and Philadelphia metropolitan areas.

(Tables attached)

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, stock-based compensation expense, earnings estimates, Adjusted EBITDA, sales, same-store sales and capital expenditures and are indicated by words or phrases such as “anticipates”, “believes”, “expects”, “forecasts”, “guidance”, “intends”, “may”, "ongoing", “plans”, “projects”, “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors, which are, in many instances, beyond our control, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates, results of our merchandising, operating and cost reduction initiatives, medical and pension costs and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

(Tables attached)

Table A

Pathmark Stores, Inc.

Operating Results (Unaudited)

(in millions, except per share data)

Consolidated Statements of Operations

	13 Weeks Ended		39 Weeks Ended
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005

Sales	$978.1	$980.5	$2,979.5	$2,983.7
Cost of goods sold	(690.8)	(707.3)	(2,117.8)	(2,139.6)

Gross profit	287.3	273.2	861.7	844.1
Selling, general and administrative expenses	(259.5)	(264.1)	(780.4)	(769.9)
Depreciation and amortization	(23.0)	(22.5)	(69.1)	(67.0)

Operating earnings (loss)	4.8	(13.4)	12.2	7.2
Interest expense, net (see Note 1)	(15.0)	(15.0)	(45.9)	(49.5)

Loss before income taxes	(10.2)	(28.4)	(33.7)	(42.3)
Income tax benefit (see Note 2)	4.4	10.1	13.7	16.8

Net loss	$(5.8)	$(18.3)	$(20.0)	$(25.5)

Weighted average number of shares outstanding –
basic and diluted	52.1	50.7	52.1	40.8

Net loss per share – basic and diluted	$(0.11)	$(0.36)	$(0.38)	$(0.62)

Supplemental Operating Results Data

	13 Weeks Ended		39 Weeks Ended
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005

Adjusted EBITDA (see Note 3)	$30.3	$19.0	$88.3	$85.3

Capital expenditures	$25.1	$28.3	$59.8	$43.8

Gross profit (% of sales)	29.4%	27.9%	28.9%	28.3%

Selling, general and administrative expenses (% of sales)	26.5%	26.9%	26.2%	25.8%

Adjusted EBITDA (% of sales)	3.1%	1.9%	3.0%	2.9%

Net loss (% of sales)	(0.6)%	(1.9)%	(0.7)%	(0.8)%

See notes to financial statements.

Table B

Pathmark Stores, Inc.

Consolidated Balance Sheets

(in millions)

	(Unaudited) October 28, 2006	January 28, 2006
ASSETS
Current assets
Cash and cash equivalents	$40.7	$73.4
Marketable securities	—	4.0
Accounts receivable, net	22.7	21.1
Merchandise inventories	204.4	180.6
Due from suppliers	70.4	69.6
Other current assets	25.4	23.9

Total current assets	363.6	372.6
Property and equipment, net	547.3	552.3
Goodwill	144.7	144.7
Other noncurrent assets	182.5	185.0

Total assets	$1,238.1	$1,254.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$117.0	$100.2
Current maturities of debt	23.3	2.1
Current portion of capital lease obligations	10.4	11.1
Accrued expenses and other current liabilities	160.4	167.1

Total current liabilities	311.1	280.5
Long-term debt	423.3	423.8
Long-term capital lease obligations	161.6	168.5
Other noncurrent liabilities	183.4	210.5

Total liabilities	1,079.4	1,083.3
Stockholders' equity	158.7	171.3

Total liabilities and stockholders' equity	$1,238.1	$1,254.6

Capitalization

	October 28, 2006	January 28, 2006

Debt	$446.6	$425.9
Capital lease obligations	172.0	179.6

Total debt and capital lease obligations	618.6	605.5
Stockholders' equity	158.7	171.3

Total capitalization	$777.3	$776.8

See notes to financial statements.

Table C

Pathmark Stores, Inc.

Reconciliation of the GAAP Net Loss to Adjusted EBITDA (Unaudited)

(in millions)

	13 Weeks Ended		39 Weeks Ended
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005
Net loss	$(5.8)	$(18.3)	$(20.0)	$(25.5)
Adjustments:
Interest expense, net (see Note 1)	15.0	15.0	45.9	49.5
Income tax benefit (see Note 2)	(4.4)	(10.1)	(13.7)	(16.8)
Depreciation and amortization	23.0	22.5	69.1	67.0
Non-cash stock-based compensation expense	2.5	0.5	7.0	0.6
Merchandising and store initiative charge	—	4.2	—	4.2
Store labor buyout charge	—	3.6	—	3.6
Separation agreement charge	—	1.6	—	1.6
Strategic alternative expense	—	—	—	1.1

Adjusted EBITDA (see Note 3)	$30.3	$19.0	$88.3	$85.3

See notes to financial statements.

Notes to Financial Statements

1.	Interest expense for the 39 weeks ended October 29, 2005 included a $2.8 million early extinguishment of debt charge related to the defeasance of a mortgage liability.
2.

The tax benefit and effective tax rate for the 13 weeks and the 39 weeks ended October 29, 2005 were negatively impacted by a $2.0 million third quarter charge to increase our valuation allowance related to certain state net operating loss carryforwards.

3.

The definition of Adjusted EBITDA was revised in the third quarter of fiscal 2006 to include LIFO expense as a reduction of Adjusted EBITDA. Prior year amounts have been revised to be consistent with the fiscal 2006 definition.

Adjusted EBITDA represents net loss, excluding interest expense, the impact of taxes, depreciation and amortization, non-cash stock-based compensation expense, merchandising and store initiative charge, store labor buyout charge, separation agreement charge and strategic alternative expense. We believe that our investors find Adjusted EBITDA to be a useful analytical tool for measuring our performance and for comparing that performance with the performance of other companies in our industry having different capital structures. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.